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                                                                   Exhibit 10.41

                                 FIRST AMENDMENT
                                     TO THE
              WATERS CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN

                  WHEREAS, Waters Corporation (the "Company") has established and maintains an employee stock purchase plan for the benefit of certain employees of the Company entitled the Waters Corporation 1996 Employee Stock Purchase Plan (the "Plan"); and

                  WHEREAS, the Company desires to amend the Plan in certain respects in order to adjust the purchase price of Company stock in the event of a dividend paid in Company stock, or in the event that shares of Company stock outstanding are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company, whether through reorganization, recapitalization, split-up, combination of shares, merger, or consolidation;

                  NOW, THEREFORE, in accordance with the power of amendment contained in Section 20 of the Plan, the Plan is hereby amended, effective November 1, 1999, as follows:

                  1. Section 12 of the Plan is deleted in its entirety and the following new Section 12 is substituted therefor:

         12. SHARE PURCHASES. The Plan Committee will use the entire balance of funds in participants' cash accounts to purchase Shares to be allocated to participants' share accounts by the fifteenth working day following each deduction crediting date. The cost per Share to participants will be the lesser of 90% of the closing price for the Shares on the New York Stock Exchange ("NYSE") on the first day of the Plan period or 100% of the closing price on the last day of the Plan period with respect to which such purchase was made; provided that if the last day of the Plan period is a day on which the NYSE is closed, the price for such day shall be determined as of the last preceding day on which the NYSE is open and if the first day is a day which is closed, the price for such day shall be determined as of the next following day on which the NYSE is open; and provided further that if during any Plan period there are any dividends paid in Company stock, or in the event that shares of Company stock outstanding are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company, whether through reorganization, recapitalization, split-up, combination of shares, merger, or consolidation, and if the Plan Committee determines, in its sole discretion, that such change equitably requires an adjustment in the closing price as of the first day of the Plan period, the Plan Committee may adjust the purchase price accordingly and may make such adjusted purchase price effective for the entire Plan period.

                  IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized representative this 10th day of December 1999.

                                          WATERS CORPORATION

                                          By:  /s/ BRIAN K. MAZAR
                                            ------------------------------------

                                          Its:  VICE PRESIDENT, HUMAN RESOURCES
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